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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our Independent Auditor's Report dated February 11, 2000 regarding the consolidated balance sheets of BYL Bancorp and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999 in the Form 10-K filed with the Securities and Exchange Commission.


                                           VAVRINEK, TRINE, DAY & CO., LLP




April 13, 2000
Laguna Hills, California